EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Cushing MLP Infrastructure, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Cushing MLP Infrastructure for the year ended November 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Cushing MLP Infrastructure Fund for the stated period.

/s/ Jerry V. Swank Jerry V. Swank President & Chief Executive Officer Cushing MLP Infrastructure Fund	/s/ John H. Alban John H. Alban Treasurer & Chief Financial Officer Cushing MLP Infrastructure Fund
Dated: February 8, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Cushing MLP Infrastructure Fund for purposes of Section 18 of the Securities Exchange Act of 1934.